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                                                                   Exhibit 99(b)

                                PROMISSORY NOTE
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$2,000,000                                                      June  6, 1997


     FOR VALUE RECEIVED, the undersigned, MEDCROSS, INC., a Florida corporation (the "Maker"), promises to pay to the order of WINTER HARBOR, L.L.C., a Delaware limited partnership (the "Payee"), on or before October 15, 1998 (the "Maturity Date"), the principal sum of $2,000,000, together with interest thereon as provided herein. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement, as that term is defined below.

     1.  Interest.  The unpaid principal balance of this Note shall bear
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interest at the rates determined in accordance with the provisions of that certain Loan Agreement dated as of June 6, 1997, between the Maker and the Payee (as the same may be amended, modified, extended or restated, the "Loan Agreement"). Interest accrued hereunder shall be paid quarterly on the last business day of each calendar quarter until all principal and interest hereunder is paid in full at the repayment or maturity of the Loan.

     2.  Principal Repayment.  The aggregate principal balance of this Note
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shall be due and payable as provided in Section 1.4 of the Loan Agreement.

     3.  Prepayments.  This Note may be voluntarily prepaid in whole or in part
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without premium or penalty at any time and from time to time; provided, however, that each partial prepayment shall be in the aggregate principal amount of not less than $100,000 or an integral multiple of $50,000 in excess thereof. In making a prepayment in whole, the Maker shall pay all accrued interest through the date of such prepayment. The Maker shall make a mandatory prepayment of the outstanding principal amount of the Note together with all accrued interest on and subject to the terms and conditions of the Loan Agreement.

     4.  Payment on Business Days.  If any payment of principal or interest on
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this Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest in connection with such payment.

     5.  Form of Payment.  All payments made pursuant to the terms of this Note
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shall be made in lawful money of the United States of America and shall be payable to the Payee at its principal office located at 11400 Skipwith Lane, Potomac, Maryland 20854 or at such other place as the Payee shall have designated to the Maker in writing.

     6.  Choice of Law.  This Note shall be governed by and construed in
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accordance with the laws of the State of Delaware with the exception of its conflicts of laws provisions thereof.

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     7.  Events of Default.  Upon the occurrence of any Event of Default, Lender
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may at its option by written notice to Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable hereunder, immediately due and payable.

     8.  Collection Expenses.  If at any time the indebtedness evidenced by this
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Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

     9.  Waivers.  To the extent permitted by law, except as otherwise provided
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herein or in the Loan Agreement, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; diligence in collection, and any relief whatever from the valuation or appraisement laws of any state.

     IN WITNESS WHEREOF, the Maker has executed this Note as of the date and year first above written.


MEDCROSS, INC.



By: /s/ John Edwards
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Name: John Edwards
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Title: President
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